Exhibit 99.1

NEWS RELEASE
For Immediate Release
Contact: Alison Ziegler, Cameron Associates (212) 554-5469
alison@cameronassoc.com     www.americanecology.com

AMERICAN ECOLOGY DELIVERS RECORD DISPOSAL VOLUME, REVENUE
AND OPERATING INCOME IN FIRST QUARTER 2008
Boise, Idaho — April 29, 2008 — American Ecology Corporation (NASDAQ: ECOL) (“the Company”) today reported record operating and financial performance for the quarter ended March 31, 2008. Net income reached $5.9 million, or $0.32 per diluted share, for the first quarter of 2008, up 19% from net income of $4.9 million, or $0.27 per diluted share, in the first quarter last year.
Operating income for the first quarter of 2008 set a new quarterly record of $9.5 million. This was a 20% increase over operating income of $7.9 million recognized in the first quarter of 2007, and was 16% higher than our previous quarterly operating income record of $8.2 million posted in the second quarter of 2007.
Revenue for the first quarter of 2008 rose 19% to $46.2 million, up from $39.0 million in the same quarter last year. Our Idaho, Nevada and Texas waste facilities disposed of a record 343,000 tons of waste in the first quarter of 2008, a 28% increase over the first quarter of 2007. Gross profit was $13.4 million in the first quarter of 2008, a 17% increase over gross profit of $11.5 million posted in the same quarter last year.
Selling, general and administrative (“SG&A”) expenses for the first quarter of 2008 were $3.9 million, or 9% of revenue, as compared to $3.6 million, or 9% of revenue, in the same quarter last year. The $320,000 increase in SG&A expenses primarily reflects higher payroll and benefit expenses, stock-based compensation expense, employee bonus accruals and business development costs.
Other income was $127,000 for the first quarter of 2008 and consisted primarily of interest and royalty income. This compares to other income of $214,000 for the first quarter of 2007, which was primarily interest income.
At March 31, 2008, we had $10.4 million of cash and short-term investments. Of our $15.0 million line of credit, $11.0 million was unused and the remaining $4.0 million covers a standby letter of credit providing collateral for financial assurance policies for future closure and post-closure obligations. The Company had no debt at quarter end.
“Record waste volumes made possible by recent capital investments helped us deliver record operating profits for the quarter,” said Chairman, President and Chief Executive Officer Stephen Romano. “While our Idaho site led the way, recent investments in new waste treatment and storage capacity at our Texas and Nevada sites helped each of these operations deliver superior performance as well.”
Outlook
The Company issued 2008 earnings guidance of $1.17 to $1.23 per diluted share on February 7, 2008.
“Based on record first quarter results and a strong second quarter outlook, we project earnings toward the upper end of our 2008 guidance range,” Romano commented. “Our Texas site is also on schedule to begin thermal desorption and recycling of petroleum-based wastes from refineries and other customers by the second half of the year.”

Dividend
On April 1, 2008 the Company declared a $0.15 per common share quarterly dividend for stockholders of record on April 11, 2008. This $2.7 million dividend was paid on April 18, 2008 using cash on hand.
Conference Call
American Ecology will hold an investor conference call on Tuesday, April 29, 2008 at 11 a.m. Eastern Daylight Time (9:00 a.m. Mountain Daylight Time) to discuss these results, its current financial position and its 2008 business outlook. Questions will be invited after management’s presentation. Interested parties can join the conference call by dialing (877) 681-3374 or (719) 325-4913 and using the passcode 7879642. The conference call will also be broadcast live on our website at www.americanecology.com. An audio replay will be available through May 6, 2008 by calling (888) 203-1112 or (719) 457-0820 and using the passcode 7879642. The replay will also be accessible on our website at www.americanecology.com.
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About American Ecology Corporation
American Ecology Corporation, through its subsidiaries, provides radioactive, PCB, hazardous, and non-hazardous waste services to commercial and government customers throughout the United States, such as steel mills, medical and academic institutions, refineries, chemical manufacturing facilities and the nuclear power industry. Headquartered in Boise, Idaho, the Company is the oldest radioactive and hazardous waste services company in the United States.
This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 that are based on our current expectations, beliefs and assumptions about the industry and markets in which American Ecology Corporation and its subsidiaries operate. Because such statements include risks and uncertainties, actual results may differ materially from what is expressed herein and no assurance can be given that the Company will meet its 2008 earnings estimates, successfully execute its growth strategy, or declare or pay future dividends. For information on other factors that could cause actual results to differ materially from expectations, please refer to American Ecology Corporation’s December 31, 2007 Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date such statements are made. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. Important assumptions and other important factors that could cause actual results to differ materially from those set forth in the forward-looking information include a loss of a major customer, compliance with and changes to applicable laws and regulations, access to cost effective transportation services, access to insurance and other financial assurances, loss of key personnel, lawsuits, adverse economic conditions, government funding or competitive pressures, incidents that could limit or suspend specific operations, implementation of new technologies, our ability to perform under required contracts, our willingness or ability to pay dividends and our ability to integrate any potential acquisitions.

Investors should also be aware that while we do, from time to time, communicate with securities analysts, it is against our policy to disclose any material non-public information or other confidential commercial information. Accordingly, stockholders should not assume that we agree with any statement or report issued by any analyst irrespective of the content of the statement or report. Furthermore, we have a policy against issuing or confirming financial forecasts or projections issued by others. Thus, to the extent that reports issued by securities analysts contain any projections, forecasts or opinions, such reports are not the responsibility of American Ecology Corporation.

AMERICAN ECOLOGY CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,
	2008	2007

Revenue	$46,219	$38,964
Transportation costs	22,058	17,171
Other direct operating costs	10,717	10,279

Gross profit	13,444	11,514

Selling, general and administrative expenses	3,919	3,599

Operating income	9,525	7,915

Other income (expense):
Interest income	63	211
Interest expense	(1)	(1)
Other	65	4

Total other income	127	214

Income before income taxes	9,652	8,129
Income tax expense	3,784	3,194

Net income	$5,868	$4,935

Earnings per share:
Basic	$0.32	$0.27
Diluted	$0.32	$0.27

Shares used in earnings per share calculation:
Basic	18,229	18,209
Diluted	18,277	18,253

Dividends paid per share	$0.15	$0.15

AMERICAN ECOLOGY CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,
	2008	December 31,
	(unaudited)	2007
Assets

Current Assets:
Cash and cash equivalents	$9,365	$12,563
Short-term investments	999	2,209
Receivables, net	37,998	29,422
Prepaid expenses and other current assets	3,039	3,034
Income tax receivable	—	994
Deferred income taxes	896	667

Total current assets	52,297	48,889

Property and equipment, net	64,303	63,306
Restricted cash	4,818	4,881

Total assets	$121,418	$117,076

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$4,813	$4,861
Deferred revenue	4,214	4,491
Accrued liabilities	5,352	6,236
Accrued salaries and benefits	1,699	2,613
Customer advances	—	31
Income tax payable	2,874	—
Current portion of closure and post-closure obligations	1,314	803
Current portion of capital lease obligations	10	8

Total current liabilities	20,276	19,043

Long-term closure and post-closure obligations	13,965	14,331
Long-term capital lease obligations	28	27
Deferred income taxes	716	577

Total liabilities	34,985	33,978

Contingencies and commitments

Stockholders’ Equity
Common stock	182	182
Additional paid-in capital	59,020	58,816
Retained earnings	27,231	24,100

Total stockholders’ equity	86,433	83,098

Total liabilities and stockholders’ equity	$121,418	$117,076

AMERICAN ECOLOGY CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands)
(unaudited)

	For the Three Months Ended March 31,
	2008	2007
Cash Flows From Operating Activities:
Net income	$5,868	$4,935
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	2,838	2,351
Deferred income taxes	(90)	1,650
Stock-based compensation expense	201	143
Accretion of interest income	(14)	(60)
Net gain on sale of property and equipment	(2)	—
Changes in assets and liabilities:
Receivables	(8,576)	(1,432)
Income tax receivable	994	650
Other assets	(5)	(238)
Accounts payable and accrued liabilities	(1,026)	(587)
Deferred revenue	(277)	57
Accrued salaries and benefits	(914)	(453)
Income tax payable	2,874	673
Closure and post-closure obligations	(164)	(119)

Net cash provided by operating activities	1,707	7,570

Cash Flows From Investing Activities:
Purchases of property and equipment	(3,464)	(3,775)
Purchases of short-term investments	(992)	(11,943)
Maturities of short-term investments	2,216	10,364
Restricted cash	63	(61)
Proceeds from sale of property and equipment	9	—

Net cash used in investing activities	(2,168)	(5,415)

Cash Flows From Financing Activities:
Dividends paid	(2,737)	(2,734)
Proceeds from stock option exercises	1	326
Tax benefit of common stock options	2	216
Other	(3)	(2)

Net cash used in financing activities	(2,737)	(2,194)

Decrease in cash and cash equivalents	(3,198)	(39)

Cash and cash equivalents at beginning of period	12,563	3,775

Cash and cash equivalents at end of period	$9,365	$3,736